Exhibit 99.1

WebEx Announces Second Quarter 2006 Results

SANTA CLARA, Calif., July 26, 2006—WebEx Communications, Inc. (Nasdaq: WEBX), the leading provider of on-demand collaborative business applications, today announced financial results for the second quarter of 2006.

Revenue
For the second quarter of 2006, revenue was $92.9 million, an increase of 23% compared to $75.3 million in the second quarter of 2005.

Non-GAAP Earnings
For the second quarter of 2006, net income on a non-GAAP basis was $17.1 million, a 23% increase over the $13.9 million net income from the second quarter of 2005. Non-GAAP diluted earnings per share were $0.34 in the second quarter of 2006, a 17% increase from $0.29 per share in the second quarter of 2005. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses.

GAAP Earnings
For the second quarter of 2006, net income on a GAAP basis was $10.7 million or $0.22 per share on a fully diluted basis and includes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, as described above. By comparison, WebEx had GAAP net income of $13.9 million and diluted EPS of $0.29 in the second quarter of 2005, which did not include items related to SFAS 123R or expenses relating to the Intranets.com acquisition.

Cash Flow
Cash flow from operations was $18.8 million, partially offset by $3.1 million of capital expenditures, yielding free cash flow of $15.7 million for the quarter ended June 30, 2006.

“We had record bookings in the second quarter reflecting increased customer demand for our on-demand collaborative business applications,” said Subrah Iyar chairman and chief executive officer of WebEx. “Millions of at-work instant messaging users will potentially be exposed to WebEx through our partnership with AOL and our joint AIM Pro and WebEx AIM Pro Business Edition products, the first on-demand business class instant messaging services.”

Guidance
The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

For the third quarter of 2006, WebEx anticipates revenues in the range of $95 to $97.5 million, GAAP EPS in the range of $0.22 to $0.24 and Non-GAAP EPS in the range of $0.34 to $0.36. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses.

On a full year basis for 2006, revenues are anticipated to be in the range of $375 to $385 million compared to the earlier guidance of $370 million to $385 million. WebEx anticipates GAAP EPS in the range of $0.88 to $0.96, an increase from earlier guidance of $0.84 to $0.94, and Non-GAAP EPS in the range of $1.36 to $1.42, an increase from earlier guidance of $1.30 to $1.40, after excluding the expense and tax impact of the new SFAS 123R equity compensation rule and certain expenses associated with the acquisition of Intranets.com, as described above.

Conference Call
Management will host the quarterly WebEx online meeting to discuss the results today July 26, 2006, beginning at 5:00 p.m. Eastern time. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation.

Interested parties may participate in the WebEx online meeting in one of two ways:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://www.webex.com/q206_earnings_voip

or

To join the WebEx online meeting and listen to the audio via the telephone, please go to http://www.webex.com/q206_earnings_tele and call (617) 614-3682 and enter passcode 75748804.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting. To replay the recorded WebEx online meeting, go to http://www.webex.com/q206_replay or to replay the audio only, call +1-617-801-6888 and enter reservation number 75748804.

Non-GAAP Financial Measures
This press release includes financial measures for earnings per share and net income for our results for the second quarter of 2006, and guidance for the third quarter of 2006 and the year ending December 31, 2006 that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses from the acquisition of Intranets.com, including the effects of non-cash amortization of intangible assets and certain employee compensation expenses. WebEx uses these non-GAAP financial measures to enhance understanding of its operational financial performance. WebEx believes that providing these non-GAAP financial measurements is useful to management and investors because they provide a consistent basis for comparison of WebEx’s financial condition and results of operations between quarters, which comparison is not influenced by changes in accounting rules for stock-based compensation, changes in tax rates resulting solely from changes in accounting rules, and acquisition-related expenses associated with the purchase of Intranets.com. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

About WebEx Communications, Inc.
WebEx Communications, Inc. is the leading provider of on-demand collaborative applications and services. WebEx applications are used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx delivers its suite of collaborative applications over the WebEx MediaTone Network, a global network specifically designed for secure delivery of on-demand applications. WebEx Communications is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the third quarter of 2006 and the year ending December 31, 2006 on anticipated revenues and earnings per share, continued high demand for our web collaboration applications and service and the benefits of our participation with AOL in the business messaging market. Factors which could contribute to risks and uncertainties include, but are not limited to, the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, and additional expenses associated with the further integration of Intranets.com. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-Q filed on May 9, 2006. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Net revenues	$92,862	$75,329	$181,326	$146,183
Cost of revenues(1)	17,653	12,804	33,624	24,661
Gross profit	75,209	62,525	147,702	121,522

Operating expenses:
Sales and marketing(1)	34,610	24,745	69,059	48,848
Research and development(1)	13,296	10,982	26,802	21,048
General and administrative(1)	9,374	5,299	18,948	11,082
Total operating expenses	57,280	41,026	114,809	80,978

Operating income	17,929	21,499	32,893	40,544

Interest and other income, net	2,081	1,502	3,816	3,239
Income before income taxes	20,010	23,001	36,709	43,783

Provision for income taxes	9,290	9,121	16,938	17,053
Net income	$10,720	$13,880	$19,771	$26,730

Net income per share:
Basic	$0.22	$0.31	$0.42	$0.59
Diluted	$0.22	$0.29	$0.40	$0.57

Weighted average shares used to compute net income per share:
Basic	47,843	45,479	47,245	45,223
Diluted	49,739	47,518	48,935	47,183

(1) Cost of revenues and operating expenses include the following stock compensation expense:
Cost of revenues	$752	$-	$1,530	$-
Sales and marketing	2,397	-	5,099	-
Research and development	1,574	-	3,119	-
General and administrative	1,240	6	2,844	7
	$5,963	$6	$12,592	$7

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows (in thousands, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

GAAP net income	$10,720	$13,880	$19,771	$26,730
Stock-based compensation	5,963	6	12,592	7
Amortization of acquisition-related intangibles	723	-	1,446	-
Acquisition-related charges	680	-	1,360	-
Provision for income taxes(1)	(998)	(2)	(3,005)	(3)
Non-GAAP net income	$17,088	$13,884	$32,164	$26,734

Non-GAAP net income per share:
Basic	$0.36	$0.31	$0.68	$0.59
Diluted	$0.34	$0.29	$0.66	$0.57

Weighted average shares used to compute non-GAAP net income per share:
Basic	47,843	45,479	47,245	45,223
Diluted	49,739	47,518	48,935	47,183

(1) The estimated non-GAAP effective tax rate was 38% and 39% for 2006 and 2005, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2006	2005(1)
ASSETS

Current assets:
Cash and cash equivalents	$40,229	$18,101
Short-term investments	228,629	179,110
Accounts receivable, net	56,518	51,231
Prepaid expenses and other current assets	7,322	7,231
Prepaid income taxes	1,056	-
Deferred tax assets	11,355	6,326
Total current assets	345,109	261,999

Property and equipment, net	49,701	51,592
Goodwill	26,617	28,224
Intangible assets, net	14,687	16,453
Deferred tax assets	6,528	2,930
Other non-current assets	1,309	1,579
Total assets	$443,951	$362,777

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,858	$9,011
Accrued liabilities	32,343	24,737
Deferred revenue	14,997	12,652
Income tax payable	-	4,348
Total liabilities	52,198	50,748

Stockholders' equity:
Common stock	48	46
Additional paid-in capital	317,480	258,002
Accumulated other comprehensive income	2,495	2,022
Accumulated earnings	71,730	51,959
Total stockholders' equity	391,753	312,029

Total liabilities and stockholders' equity	$443,951	$362,777

(1) Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

WebEx Communications, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six months ended
	June 30,
	2006	2005(1)

Cash flows from operating activities:
Net income	$19,771	$26,730
Adjustments to reconcile net income to net cash provided by
operating activities:
Provisions for doubtful accounts and sales reserve	11,007	6,003
Depreciation and amortization	10,425	7,252
Loss from disposal of assets	72	241
Deferred income taxes	(7,020)	777
Tax benefit of stock plans	5,738	7,460
Stock-based compensation	12,592	6
Changes in operating assets and liabilities:
Accounts receivable	(16,294)	(14,551)
Prepaid expenses and other current assets	(91)	(370)
Other non-current assets	270	137
Accounts payable	(4,153)	(2,927)
Accrued liabilities	7,606	(557)
Income tax payable	(5,404)	3,838
Deferred revenue	2,345	1,231
Other	1,229	211
Net cash provided by operating activities	38,093	35,481

Cash flows from investing activities:
Purchases of available-for-sale securities	(97,317)	(107,778)
Maturities and sales of available-for-sale securities	47,042	46,790
Purchases of property and equipment	(6,840)	(7,215)
Net cash used in investing activities	(57,115)	(68,203)

Cash flows from financing activities:
Net proceeds from issuances of common stock	37,481	19,478
Excess tax benefit from stock-based compensation	3,669	-
Repurchase of common stock	-	(12,046)
Net cash provided by financing activities	41,150	7,432
Increase in cash and cash equivalents	22,128	(25,290)
Cash and cash equivalents at beginning of the period	18,101	80,442
Cash and cash equivalents at end of the period	$40,229	$55,152

(1) Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.